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                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY

                             PLAN SUPPORT AGREEMENT

     This Plan Support Agreement (together with exhibits, annexes and attachments hereto, this "Agreement") is made and entered into as of August 8, 2003 by and among (i) DDi Corp. ("DDi"), DDi Intermediate Holdings Corp. ("DDi Intermediate"), DDi Capital Corp. ("DDi Capital"), Dynamic Details, Incorporated ("Details"), Dynamic Details, Incorporated, Silicon Valley ("DDISV") and their respective subsidiaries and affiliates (collectively, the "Company Group"), (ii) the 5 1/4% Subordinated Noteholders (as defined below) signatory hereto (the "Consenting 5 1/4% Subordinated Noteholders") and (iii) the 6 1/4% Subordinated Noteholders (as defined below) signatory hereto (the "Consenting 6 1/4% Subordinated Noteholders" and together with the Consenting 5 1/4% Subordinated Noteholders, the "Consenting Subordinated Noteholders"). DDi, DDi Intermediate, DDi Capital, Details, DDISV, and each of their respective subsidiaries and affiliates, each Consenting Subordinated Noteholder and any subsequent person that becomes a party hereto are referred herein as the "Parties" and individually, as a "Party."

                             PRELIMINARY STATEMENTS

     A. The holders (the "5 1/4% Subordinated Noteholders") of the 5 1/4% Subordinated Notes due 2008 (the "5 1/4% Subordinated Notes") issued by DDi under that certain Indenture, dated as of February 20,2001 (as supplemented, the "5 1/4% Indenture") between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the "5 1/4% Indebtedness").

     B. The holders (the "6 1/4% Subordinated Noteholders") of the 6 1/4% Subordinated Notes due 2007 (the "6 1/4% Subordinated Notes") issued by DDi under that certain Indenture, dated as of April 2, 2002 (as supplemented, the "6 1/4% Indenture") between DDi, as issuer, and State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the "6 1/4% Indebtedness"). As of the date hereof, the Consenting 6 1/4% Subordinated Noteholders and the Consenting 5 1/4% Subordinated Noteholders (collectively, the "Consenting Subordinated Noteholders" hold, in aggregate, at least forty-two and a half percent (42.5%) of the sum of the principal amount of the 5 1/4% Indebtedness and the principal amount of the 6 1/4% Indebtedness.

     C. Pursuant to that certain Restructuring Support Agreement, dated as of August 1, 2003 (the "RSA"), the Consenting Lenders (as defined in the Term Sheet) have consented to, inter alia, the Restructuring Terms (as defined below) subject to certain terms and conditions outlined in the RSA.

     D. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of the Company Group.

     E. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders now desire to implement a restructuring and reorganization of the Company Group such that the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders and the other holders of claims against and/or equity interests in the Company Group

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shall receive the consideration to be paid, distributed or provided by the
Company Group pursuant to such restructuring and reorganization (the "Restructuring Terms") as set forth on the term sheet (the "Term Sheet") attached hereto as Exhibit A.

     F. In order to expedite the contemplated restructuring and reorganization of the Company Group, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction (i) by way of a plan of reorganization under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code") relating to DDi and DDi Capital, and (ii) by way of an out-of-court restructuring transaction relating to Details, DDISV and their respective subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the "Restructuring Transaction") and during the pendency of this Agreement desires not to support any restructuring or reorganization of any of the members of the Company Group (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

     G. In order to implement the Restructuring Transaction, the Company Group has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the "Conforming Disclosure Statement"), and (b) a plan of reorganization for DDi and DDi Capital that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the "Conforming Plan") in cases filed under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and to negotiate and prepare the definitive Restructuring Transaction documents that are consistent in all respects with the Restructuring Terms and are in form and substance satisfactory to the Consenting Lenders (the "Conforming Restructuring Loan Documents"), and
(ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

     H. The Company Group, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders acknowledge and agree that the best way to effectuate the Conforming Plan and the Conforming Restructuring Loan Documents is to do so in a way that would:

          1. maximize the value of the Company Group for the benefit of all interested persons;

          2. minimize the disruption to the Company Group resulting from the commencement of the Chapter 11 Cases as quickly as possible;

          3. minimize the loss of business continuity and opportunity of Details and DDISV;

          4. provide all parties to the Restructuring Transaction with Global Releases (as defined in the Term Sheet) and a Plan Injunction (as defined in the Term Sheet); and

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          5. provide assurances and stability to certain key employees of the
          Company Group.

     I. In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of DDi and DDi Capital as debtors in possession, the fiduciary duties of any Consenting 5 1/4% Subordinated Noteholder and/or Consenting 6 1/4%
Subordinated Noteholder who is appointed to the official committee of unsecured creditors (the "Creditors' Committee") in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the Company Group.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

     2. Term Sheet Conditions. Without limiting the conditions set forth herein, each Party's agreement to this Agreement and support for the Conforming Plan, the Conforming Restructuring Loan Documents and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent that any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

     3. Agreements.

          (a) Agreements of the Consenting 5 1/4% Subordinated Noteholders

               (i) Ownership. Each Consenting 5 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 5 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the "Consenting 5 1/4% Subordinated Noteholder Claims"), in each case free and clear of all claims, liens and encumbrances, or
(B) has or will have investment or voting discretion with respect to the debt and Consenting 5 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 5 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 5 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 5 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 5 1/4% Subordinated Noteholder Claims.

               (ii) Voting. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 5 1/4%

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Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms,
(iii) shall not (A) directly or indirectly seek, solicit, pursue, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 5 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism (as defined below) and the Funding Motion (as defined in the Budget and Funding Mechanism). Nothing contained herein shall limit the ability of a Consenting 5 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 5 1/4% Subordinated Noteholder's obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

               (iii) Transfers. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 5 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-1, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 5 1/4% Subordinated Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

               (iv) Agreement to Budget and Funding Mechanism. Each Consenting 5 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism (including the Initial Budget (as defined in the Budget and Funding Mechanism) contained therein) annexed hereto as Exhibit C (the "Budget and Funding Mechanism").

               (v) Further Agreement. Each Consenting 5 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company's creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 5 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 5 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts

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to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting 5 1/4% Subordinated Noteholder is appointed to and serves on the Creditors' Committee, the terms of this Agreement shall not be construed to limit such Consenting 5 1/4% Subordinated Noteholder's exercise of its fiduciary duties in its role as a member of a Creditors' Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

          (b) Agreements of the Consenting 6 1/4% Subordinated Noteholders.

               (i) Ownership. Each Consenting 6 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 6 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the "Consenting 6 1/4% Subordinated Noteholder Claims" and together with the Consenting 5 1/4% Subordinated Noteholder Claims, the "Claims"), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting 6 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 6 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 6 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 6 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 6 1/4% Subordinated Noteholder Claims.

               (ii) Voting. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 6 1/4% Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 6 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism and the Funding Motion. Nothing contained herein shall limit the ability of a Consenting 6 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 6 1/4% Subordinated Noteholder's

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obligations hereunder and the terms of the Conforming Plan, the Restructuring
Terms and this Agreement.

               (iii) Transfers. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 6 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-2, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 6 1/4% Subordinated Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

               (iv) Agreement to Budget and Funding Mechanism. Each Consenting 6 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism
(including the Initial Budget).

               (v) Further Agreement. Each Consenting 6 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company's creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 6 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 6 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided however, that notwithstanding anything contained herein to the contrary, if any Consenting 6 1/4% Subordinated Noteholder is appointed to and serves on the Creditors' Committee, the terms of this Agreement shall not be construed to limit such Consenting 6 1/4% Subordinated Noteholder's exercise of its fiduciary duties in its role as a member of a Creditors' Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

     4. Agreements of the Company Group. Each member of the Company Group believes that the confirmation of the Conforming Plan and the consummation of the Conforming Restructuring Loan Documents will best facilitate its business and financial restructuring and that consummation of the terms described in the Term Sheet is in the best interests of each member of the Company Group and in the best interests of their respective creditors and other parties in interest. Accordingly, the Company Group hereby agrees, for so long as this Agreement remains in effect: (a) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to (i) the legal and financial advisors for the Consenting 5 1/4% Subordinated Noteholders and (ii) the legal and financial advisors for the Consenting 6 1/4% Subordinated Noteholders; (b) to (i) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (ii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, (iii) to cause the solicitation pursuant to the Conforming

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Disclosure Statement and the Conforming Plan to commence on or before October
10, 2003, and (iv) to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the Conforming Plan and approval of the Bankruptcy Court; (c) to not pursue, propose, support, encourage the pursuit of, or seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms unless or until this Agreement has been terminated in accordance with Section 5; and (d) to otherwise use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet, the Conforming Plan and the Conforming Restructuring Loan Documents at the earliest practicable date (including opposing any appeal of the Confirmation Order).

     5. Termination of Agreement. The obligations of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders under this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a "Termination Event"), and such Termination Event is not waived in accordance with Section 10 of this Agreement: (i) the Company Group fails (A) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (B) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, or
(C) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (ii) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under this Agreement or the Pre-Restructuring Loan Documents (as defined in the Term Sheet), or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement; (v) the final Definitive Documents (as defined below) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (vi) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (viii) the occurrence of a Termination Event (as defined in the RSA), which shall not have been waived by the Required Lenders; (ix) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (x) any failure to obtain, by November 15, 2003, (a) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the "Required 5
5 1/4% Subordinated Noteholders") of 5 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the ConformingPlan and (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the "Required 6 1/4% Subordinated Noteholders") of 6 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan; (xi) any Court (including the Bankruptcy Court) shall declare, in a

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Final Order, this Agreement to be unenforceable; (xii) orders approving the
Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (xiii) the Confirmation Order shall not be in form and substance acceptable to the Required 5 1/4% Noteholders and the Required 6 1/4 Noteholders; (xiv) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (xv) orders confirming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (xvi) the Effective Date (as defined in the Term Sheet) of the Conforming Plan shall not have occurred on or before January 8, 2004; or (xvii) January 30, 2004.

     6. Good Faith Cooperation; Further Assurances: Acknowledgment: Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect any member of the Company Group or otherwise in connection with their relationship with the members of the Company Group, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any other debt or equity securities of the Company Group in favor of the Restructuring Transaction (provided that no Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. While the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders commit herein to support the Restructuring Transaction and Conforming Plan and it is their intention to vote in favor of the Conforming Plan, this Agreement is not and shall not be deemed a solicitation for consent to the Conforming Plan or a solicitation to tender or exchange any Debt. The acceptance of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders will not be solicited until they have received the Conforming Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents (the "Definitive Documents") implementing, achieving and relating to the Restructuring Terms and this Agreement, including, without limitation: (i)
(a) the Conforming Plan, the Disclosure Statement, the order of the Bankruptcy Court confirming the Conformrng Plan which shall be in form and substance acceptable to the Parties (the "Confirmation Order"), the Conforming Disclosure Statement, and any related ballots, releases and settlement documents, (b) definitive documentation relating to the management incentive plan, the common stock of Reorganized DDi, the preferred stock of DDi Europe (as defined in the Term Sheet) and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be, satisfactory in form and substance to the Parties signatory thereto, (c) the Conforming Restructuring Loan Documents, and (d) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet, the Conforming Restructuring Loan Documents or the Conforming Plan, each of which documents must be in form and substance acceptable to each of the Parties (except as otherwise provided in the Term Sheet), and (ii) any "first day" orders and motions which must be in form and substance acceptable to each of the Parties. Each Party hereby

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covenants and agrees (i) to negotiate in good faith the Definitive Documents and
(ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

     7. Further Acquisitions. This Agreement shall in no way be construed to preclude any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder from acquiring additional 5 1/4% Subordinated Notes,
6 1/4% Subordinated Notes and/or Senior Discount Notes. However, any such 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes or Senior Discount Notes so acquired shall automatically be deemed to be subject to all of the terms of this Agreement.

     8. Additional Claims or Equity Interests. To the extent any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder (a) acquires additional debt or Claims, or (b) holds or acquires other claims or equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees that such debt, Claims, claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional debt, Claims, claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with this Agreement.

     9. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

          (a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party's obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

          (b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

          (c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan. Although none of the Parties intend that this Agreement should constitute, and they each believe that it does not constitute, a solicitation and acceptance of the Conforming Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims or the Conforming Restructuring Loan Documents constitutes "securities" within the meaning of the Securities Act of 1933, (i) each of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act of 1933 and a "qualified institutional buyer" as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the Company Group to each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or
(ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of "adequate information" as such term is defined in
Section 1125(a) of the Bankruptcy Code;

          (d) if such Party is a Consenting 5 1/4% Subordinated Noteholder, such Consenting 5 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction;

          (e) if such Party is a Consenting 6 1/4% Subordinated Noteholder, such Consenting 6 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

          (f) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

     10. Amendments and Waivers. This Agreement may not be modified, amended or supplemented except in a writing signed by each member of the Company Group and
(i) the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders; provided, that, that any modification or amendment to this Section 10 shall require the written consent of all of the Parties; provided, further, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected. A Termination Event may not be waived except in a writing by the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders no later than three (3) business days following the occurrence of a Termination Event.

     11. Other Existing Support Agreements. Each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder acknowledges that other parties are being requested to sign the RSA, and that a condition of the Term Sheet is that the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

     12. Conditions to Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until (i) counterpart signature pages and Joinders, as applicable, shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the

Company Group, (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes, to the Debtors, with a copy to the Administrative Agent; and
(ii) the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

     13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     14. Specific Performance. This Agreement, including without limitation the Parties' agreement herein to support the Restructuring Transaction and Conforming Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

     15. Survival. Notwithstanding (i) any sale of the debt or Claims in accordance with Sections 3(a)(iii) and 3(b)(iii), or (ii) the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in Sections 13, 15, 17, 19, 20, 24, and 25 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders in accordance with the terms hereof.

     16. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     17. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders under this Agreement are, in all respects, several and not joint.

     18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and, to the extent contemplated by the Term Sheet, the Consenting Lenders under the RSA and no other person or entity shall be a third party beneficiary hereof.

     19. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior and contemporaneous negotiations, agreements, representations, warranties and understandings of the parties, whether oral, written or implied, with respect to the subject matter hereof, except that the Parties acknowledge that, except as provided in Section 20 below, any confidentiality agreements heretofore executed between any member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder shall continue in full force and effect.

     20. Confidentiality. Each member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities and individual holdings of each Consenting 5 1/4% Subordinated Noteholder Consenting 6 1/4% Subordinated Noteholder and Consenting Lender; provided, however, that such information may be disclosed (i) to the Parties' respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as "Representatives"), (ii) to person in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 20, (i) the Company Group may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to the counsel for the Administrative Agent and to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder (but, as indicated above, not their identities or their individual holdings), (ii) any Party hereto may disclose the identities to the Parties hereto and their individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (iii) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, the Company Group may disclose the individual identities of the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder in a writing that has first been sent to each Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder for review and comment on five (5) business days' notice.

     21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

     22. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, during standard business hours (from 8:00 a.m. to 6:00 p.m.) as follows:

     a. if to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, to each such Party at its address set forth on the signature pages to each Joinder Agreement; and

     b. if to any member of the Company, to Richard Wynne, Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California 90017, Facsimile No. (213) 680-8500.

     With a copy to:   Kathrine A. McLendon
                       Simpson Thacher & Bartlett LLP
                       425 Lexington Avenue
                       New York, New York 10017
                       Facsimile No.: 212-455-2502
                       Counsel for the Consenting Lenders

                       and

                       George C. Webster
                       Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars, 12th Floor
                       Los Angeles, California 90067
                       Facsimile No.: (310)228-5788
                       Attorneys to the Ad Hoc Committee of Subordinated Noteholders

     23. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code, and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

     24. Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or-its full participation in any bankruptcy case filed by any member of the Company or any of its affiliates and subsidiaries. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein, in the Conforming Plan or the Conforming Restructuring Loan Documents are not consummated, or this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights. As provided in the Term Sheet, this Agreement may be filed with the Bankruptcy Court, provided, however, that Schedule B to the Term Sheet shall be attached with any redactions as may be required by the Required Lenders.

     25. Disclosure of Holdings. Unless required by applicable law or regulation or otherwise provided for in this Agreement, no Party shall disclose the amount of any Consenting Lender's, Consenting 5 1/4% Subordinated Noteholder's or Consenting 6 1/4% Subordinated Noteholder's holdings of debt to any third party without the prior written consent of such Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of debt.

     26. Independent Due Diligence and Decision-Making. Each of the undersigned hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company Group, without reliance upon the Ad Hoc Committee, any of their respective affiliates or any of their respective advisors or representatives. To the extent any materials or information have been furnished to it by such persons, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

     27. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisors fees in connection with such action or proceeding.

     28. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the ability of (a) any member of the Company Group or any of their respective directors or officers (in such person's capacity as a director or officer of any member of the Company Group) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law, (b) any Consenting 5 1/4% Subordinated Noteholder or representative of a Consenting
5 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person's capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code or (c) any Consenting 6 1/4% Subordinated Noteholder or representative of a Consenting 6 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person's capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 28.

     29. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

     30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

     31. Lender Claims and Liens. The Consenting Subordinated Noteholders acknowledge and agree that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72,892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents and (c) so long as this Agreement shall remain in effect, no Consenting Subordinated Noteholders shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

             [Remainder of page intentionally left blank; remaining
                          pages are signature pages.]

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

                                        DDi CAPITAL CORP.


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: Vice President


                                        DYNAMIC DETAILS, INCORPORATED


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: Vice President


                                        DYNAMIC DETAILS, INCORPORATED, SILICON
                                        VALLEY


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: Vice President


                                        DDi Corp.


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: Vice President


                                        DYNAMIC DETAILS, INCORPORATED, VIRGINIA


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: Vice President


                                        DYNAMIC DETAILS TEXAS, L.P.


                                        By: Dynamic Details Texas Holdings Corp.


                                            By: /s/ TIMOTHY J. DONNELLY
                                                --------------------------------
                                                Title: Vice President

                                        By: DDi-TEXAS INTERMEDIATE HOLDINGS,
                                        L.L.C.


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title:


                                        By: DYNAMIC DETAILS TEXAS HOLDINGS
                                        CORP.


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title:


                                        By: DYNAMIC DETAILS INCORPORATED,
                                        COLORADO SPRINGS


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title:


                                        By: DYNAMIC DETAILS INCORPORATED, TEXAS


                                        By: /s/ TIMOTHY J. DONNELLY
                                            ------------------------------------
                                            Title: